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                                                                    EXHIBIT 10.6

                                    L E A S E

                              W I T N E S S E T H :

                  WHEREAS, LEHIGH CORPORATION desires to lease a certain parcel of ground and recently constructed buildings thereon located on the north side of Homestead Road as more fully described on attached Schedule "A", (said parcel of ground and the building being herein referred to collectively as the "Property") and

                  WHEREAS, FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF DE SOTO COUNTY desires to let the Property and

                  WHEREAS, this agreement was contemplated by them in an agreement to let and construct said Property and that agreement having required the execution of this lease in order to fully perform under its terms,

                  NOW, THEREFORE, LEHIGH CORPORATION ("LEHIGH") and FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF DE SOTO COUNTY, ("FEDERAL") in consideration of the covenants, conditions, agreements and stipulations herein contained, agree as follows:

         1) LEHIGH agrees to lease the Property to FEDERAL for an initial term not to exceed eight (8) months for the sum of $100.00. The said "not to exceed eight months" will be the time allowed for construction of the building by FEDERAL in accordance with the terms as contemplated by previous agreement between the parties. At the end of the said eight month period or the date of the closing of the sale of the building on said Property to LEHIGH as was contemplated by the previous agreement between the parties, then the twenty-five
(25) year term of this Lease shall begin and the payments as set forth in Paragraph 2 hereunder shall be in effect. Said lease term shall end on the same day that it commences twenty-five (25) years from the occurrence of either the end of the eight month period as set forth above, or the date of closing on the sale of the building on said Property to LEHIGH.

         2) FEDERAL shall be obligated and shall pay the following rentals in annual installments, payable in advance, the first being due at and on the same time and day that the above-described building is sold to LEHIGH and continuing thereafter to be due on or before said day in the remaining years of the term. The following payments shall be due for the referenced years for the five (5) years immediately following the close of the sale of the above-described structure there shall be due, according to the terms herein, $3,333.33 monthly rental, thence commencing on the first day of the sixth year and for the second five (5) years under the term of this agreement, there shall be due as monthly rental, the sum of $3,666.67, thence commencing on the 11th year and continuing through the third five-year period, there shall be due according to the terms of the above agreement, $4,083.33, monthly, thence, commencing on the 16th year and for the fourth five-year period, there shall be due the sum of $4,604.17, monthly, thence, commencing on the 21st year and through the completion of the above-described lease agreement, there shall be due the sum of $5,255.42, monthly, provided, however, that if the cost of said building exceeds $200,000.00 then the rental for each of the five-year terms shall be increased according to the following formula, the base rental as described above, shall be increased by two (2%) percent of the difference of the actual cost and $200,000.00 in each of the five-year term periods. Failure to pay the above-described rental in a timely fashion or within thirty (30) days of the date upon which it falls due shall accelerate the entire balance due at the option of LEHIGH. Any amount of rent which may be paid after due shall accrue interest at the rate of twelve (12%) percent, and shall be tendered along with any payment due herein.

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         3)       Rental payments shall be tendered in advance at the office of
LEHIGH CORPORATION, 201 East Joel Boulevard, Lehigh Florida 33936. In addition to any rental payment due herein FEDERAL shall pay the sales tax on said payments and rent shall be paid to LEHIGH without notice or demand and without abatement, deduction or set-off.

         4) COSTS AND UTILITIES. All costs, taxes, (including ad valorem taxes) expenses, utilities and obligations of every kind relating to the leased property which may arise or become due during the term of this Lease shall be paid by FEDERAL and LEHIGH shall be indemnified by FEDERAL against such costs, taxes, expenses, utilities and obligations.

         5) PURPOSE OF LEASE. The premises demised under this Lease are to be used by FEDERAL in the conduct of the business of a Savings and Loan, and all tasks related thereto. FEDERAL shall not use the premises for any illegal, immoral or ultrahazardous activity, whether within or outside the scope of the business of FEDERAL.

         6) INSURANCE. FEDERAL shall, at its own expense, at all times during the term of this Lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers approved by LEHIGH, which will insure LEHIGH against liability for injury to or death of persons or loss or damage to property occurring in or about the demised premises. The liability under such insurance shall not be less than $300,000.00 for any one person killed or injured, $500,000.00 for any one accident, and $100,000.00 for property damage. FEDERAL shall be responsible for carrying insurance on contents and personal property located on the above-described premises and LEHIGH shall not be liable in any way whatsoever for said insurance or any damages or losses to said inventory, fixtures or personal property of FEDERAL.

         7) FEDERAL shall keep the portion of the building service equipment that constitutes machinery used in the operation of elevators, air cooling apparatus, heating units, and air-conditioning apparatus, if requested by LEHIGH, which are a part of the demised premises, insured against loss or damage from accident without coinsurance clauses so long as available.

         8) ACCIDENTAL DAMAGE OR INJURY. LEHIGH shall not be liable for any damage to property or any injury to persons, sustained by FEDERAL or others, caused by conditions or activities on the demised premises. FEDERAL shall indemnify LEHIGH against all claims arising therefrom and shall carry liability insurance insuring LEHIGH and FEDERAL Lessee against any claims, in amounts to be approved by LEHIGH.

         9) FEDERAL shall not cause or allow any undue waste on the premises and shall comply with all applicable laws and ordinances respecting the use and occupancy of the premises relating to matters not covered elsewhere in this Lease.

         10) ALTERATIONS, ADDITION OR IMPROVEMENTS. FEDERAL shall be allowed to make alterations, additions or improvements on or to the premises which alterations, additions or improvements are consistent with the purpose for which this Lease is granted and which are first approved in writing by LEHIGH; and all alterations, additions and improvements that shall be made shall be at the sole expense of FEDERAL and shall become the property of LEHIGH and shall remain on and be surrendered with the premises as a part thereof at the termination of this Lease without disturbance, molestation or injury. Nothing contained in this provision shall prevent FEDERAL from removing all office machines, equipment and trade fixtures customarily used in the business of FEDERAL.

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         11)      LIENS. FEDERAL shall keep the leased premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by FEDERAL.

         12) SALES, ASSIGNMENTS AND SUBLEASES. FEDERAL shall not assign this Lease, or sell or sublet the premises leased herein, or any part thereof or interest therein, without the prior written consent of LEHIGH. This Lease shall not be assigned by operation of law, in particular, but not limited to, its assumption by any trustee in bankruptcy. If consent is once given by LEHIGH to the assignment of the Lease or sublease of the premises or any interest therein, LEHIGH shall not be barred from subsequently refusing to consent to any further assignment or sublease. Any attempt to sell, assign or sublet without the consent of LEHIGH shall be deemed as a default by FEDERAL, entitling LEHIGH to either re-enter pursuant to Section 15 or accelerate the entire lease balance, pursuant to Paragraph 5 above, if LEHIGH so elects.

         13) QUIET ENJOYMENT. If FEDERAL performs the terms of this Lease, LEHIGH will warrant and defend FEDERAL in the enjoyment and peaceful possession of the premises during the term hereof without any interruption by LEHIGH or any person rightfully claiming under it, provided, however, LEHIGH assumes no responsibility for any breach of quiet enjoyment which may have been caused by or during the period of construction of the described premises.

         14) DEFAULT OF SUBLESSEE. If any rents reserved, or any part thereof, shall be and remain unpaid when these rents shall become due, or if FEDERAL violates or defaults in any of the provisions of this Lease, then LEHIGH may cancel this Lease and re-enter the premises. Notwithstanding any re-entry, the liability of FEDERAL for the rent shall not be extinguished for the balance of the term hereof, and FEDERAL shall make good to LEHIGH any deficiency arising from a re-entry and reletting of the premises at a reduced rental. Said deficiency shall be due and payable on demand as soon as said amount can be ascertained by LEHIGH. This is in addition to any right LEHIGH may have under paragraph 2 for interest on past due rent.

         15) INSOLVENCY OR BANKRUPTCY. If FEDERAL becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of FEDERAL, then LEHIGH may terminate this Lease at the option of LEHIGH.

         16) WAIVER OF BREACH. The waiving of any of the provisions of this Lease by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this Lease.

         17) REMOVAL OF PERSONAL PROPERTY. FEDERAL shall have the right to remove all personal property, trade fixtures and office equipment, whether attached to the premises or not, provided that these items can be removed without serious damage to the building or premises. All holes or damages to the building or premises caused by removal of any items shall be restored or repaired by FEDERAL promptly.

         18) HOLDING OVER. Any holding over at the expiration of this Lease with the consent of LEHIGH shall be on an annual basis which tenancy may thereafter be terminated as provided by the laws of the State of Florida. During any holdover tenancy, FEDERAL shall pay the same rate of rental on an annual prepaid basis, plus an adjustment upward equal to the last annual rental payment, plus an appropriate adjustment according to the Consumer Price Index as published by the Department of Health, Education and Welfare for the year immediately preceding, further, FEDERAL shall be bound by all terms and conditions of this Agreement.

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         19)      INTEREST OF SUCCESSORS. The covenants and agreements of this
Lease shall be binding on the successors and assigns of LEHIGH and on the successors and assigns of FEDERAL but only to the extent herein specified.

         20) NOTICES. Except where otherwise required by statute, all notices given pursuant to the provisions hereof may be sent by certified mail, postage prepaid, to the last known mailing address of the party for whom the notice is intended.

         21) COSTS OF LITIGATION. If any legal action is instituted to enforce this Lease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs from the other party.

         22) TOTAL CONDEMNATION. If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and FEDERAL shall have no claim against LEHIGH nor the condemning authority for the value of any unexpired term of this lease.

         23) PARTIAL CONDEMNATION. If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business of FEDERAL, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding. FEDERAL shall have no claim against LEHIGH nor the condemning authority for the value of any unexpired term of this lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of FEDERAL, then LEHIGH shall promptly restore the leased premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this lease shall continue in full force and effect without any reduction or abatement of rent.

         24) OWNER'S DAMAGES. In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and LEHIGH is to receive the full amount of such award, FEDERAL hereby expressly waiving any right or claim to any part thereof.

         25) TENANT'S DAMAGES. Although all damages in the event of any condemnation are to belong to LEHIGH whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, FEDERAL shall have the right to claim and recover from the condemning authority, but not from LEHIGH, such compensation as may be separately awarded or recoverable by FEDERAL in FEDERAL's own right on account of any and all damage to FEDERAL's business by reason of the condemnation and for or on account of any cost or loss to which FEDERAL might be put in removing FEDERAL's furniture, fixtures, leasehold improvements and equipment.

         26) CONDEMNATION OF LESS THAN A FEE. In the event of a condemnation of a leasehold interest in all or a portion of the leased premises without the condemnation of the fee simple title also, this lease shall not terminate and such condemnation shall not excuse FEDERAL from full performance of all its covenants hereunder, but FEDERAL in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and LEHIGH's right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest; it being understood, however,

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that during such time as FEDERAL shall be out of possession of the leased premises by reason of such condemnation, the lease shall not be subject to forfeiture for failure to observe and perform those covenants calling for the payment of money. In the event the condemning authority shall fail to keep the premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, FEDERAL shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as FEDERAL shall be out of possession of the leased premises by reason of such leasehold condemnation, FEDERAL shall pay to LEHIGH the annual rent due under the terms of this agreement. At any time after such condemnor proceedings are commenced, LEHIGH shall have the right, at its option, to require FEDERAL to assign to LEHIGH all compensation and damages payable by the condemnation to FEDERAL, to be held without liability for interest thereon as security for the full performance of FEDERAL's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by FEDERAL pursuant to the terms of this lease as such sums fall due, and the remainder, if any, to be payable to FEDERAL at the end of the term hereof or on restoration of possession to FEDERAL, whichever shall first occur, it being understood and agreed that such assignment shall not relieve FEDERAL of any of its obligations under this lease with respect to such rents, and other sums except as the same shall be actually received by LEHIGH.

         27) NO PARTNERSHIP. LEHIGH does not, in any way or for any purpose, become a partner of FEDERAL in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with FEDERAL.

         28) FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this agreement, then this lease shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse FEDERAL from prompt payment of rent, additional rent or any other payments required by the terms of this lease.

         29) ENTIRE AGREEMENT. It is agreed by the parties hereto that LEHIGH will be constructing a Winn-Dixie Shopping Center adjacent to and surrounding the demised property. LEHIGH shall provide to FEDERAL upon the completion of construction of said Winn-Dixie Shopping Center adjacent to and surrounding the demised premises a cross parking agreement and an easement for the use of all access roads to the shopping center including, but not limited to, the access road to the building on the west side of the demised premises.

Witnesses:

/s/ Clara J. Bill                              LEHIGH CORPORATION
------------------------------
/s/ Joan J. Adler                              By /s/ John E. Mary
------------------------------                   ----------------------------
                                                      Vice President
/s/ Patricia G. Hudson
------------------------------                 FIRST FEDERAL SAVINGS AND LOAN
                                               ASSOCIATION OF DE SOTO COUNTY

/s/ Carolyn Thomas                             By /s/ Rita J. McElroy
------------------------------                   ------------------------------
                                                 Senior Vice President

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                                LEGAL DESCRIPTION

         FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF DESOTO COUNTY PARCEL 1, A TRACT OF LAND IN BLOCK 4, OF THE UNRECORDED PLAT OF SUNSHINE SHOPPING PLAZA, DATED 11 APRIL 1966.

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 31, TOWNSHIP 44 SOUTH, RANGE 27 EAST, LEE COUNTY, FLORIDA; THENCE NORTH 0 DEGREES- 52'-08" EAST ALONG THE EAST SECTION LINE A DISTANCE OF 1,618.87 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD; THENCE NORTH 45 DEGREES- 11'-33" WEST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD A DISTANCE OF 2,232.01 FEET TO THE POINT OF BEGINNING OF A TRACT OF LAND HEREIN DESCRIBED: THENCE CONTINUING NORTH 45 DEGREES- 11'-33" WEST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD A DISTANCE OF 175.00 FEET; THENCE NORTH 44 DEGREES- 48'-27" EAST A DISTANCE OF
175.00 FEET, THENCE SOUTH 45 DEGREES- 11'-33" EAST A DISTANCE OF 175.00 FEET; THENCE SOUTH 44 DEGREES- 48'-27" WEST A DISTANCE OF 175.00 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD AND THE POINT OF BEGINNING. SAID TRACT OF LAND CONTAINING 0.703 ACRES, MORE OR LESS.




JUNE 26, 1979

REVISED
SEPTEMBER 25, 1979



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                           L E A S E    A M E N D M E N T
                           ------------------------------


         WHEREAS, LEHIGH CORPORATION, a Florida corporation, hereinafter referred to as LESSOR, and FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF DESOTO COUNTY, a corporation organized and existing under the laws of the United States of America, hereinafter referred to as LESSEE, have entered into a Lease on a parcel of ground and recently constructed buildings thereon, which ground shall hereinafter be referred to as PROPERTY, and which ground is more particularly described on Schedule "A" attached hereto and made a part hereof, and

         WHEREAS, LESSOR and LESSEE are desirous of making certain changes and/or additions to said Lease,

         NOW, THEREFORE, the following numbered items as they appear in said Lease shall be altered to include the following information as hereinafter stated:

         3) Rental payments shall be tendered in advance beginning June 1, 1980, which date shall be the effective date of this Lease.

         6) LESSEE shall maintain, at LESSEE'S expense, a policy of Hazard and Fire insurance on the buildings constructed upon the PROPERTY.

         NOW, THEREFORE, whereas the actual cost of the construction of the buildings was $342,000.00, the following numbered item as it appears in said Lease shall be altered only as same pertains to the monthly payment rates:

         2) For the five years immediately following the close of the sale of the above described structure there shall be due, according to the terms herein, $4,990.00 monthly rental; thence commencing on the first day of the sixth year and for the second five years under the term of this Lease, there shall be due the sum of $5,382.00 monthly rental; thence commencing on the first day of the eleventh year and for the third five years under the term of this Lease, there shall be due the sum of $5,873.00 monthly rental; thence commencing on the first day of the sixteenth year and for the fourth five years under the term of this Lease, there shall be due the sum of $6,486.00 monthly rental; thence commencing on the first day of the twenty-first year and for the completion of this Lease, there shall be due the sum of $7,252.00 monthly rental.

Witnesses:                                LEHIGH CORPORATION, a Florida
                                          corporation

/s/ Clara J. Bill                         By: /s/ John E. Mary     (SEAL)
-----------------------------                ----------------------
                                                              V.P.
/s/ Joan F. Adler
-----------------------------

                                          FIRST FEDERAL SAVINGS AND LOAN
                                          ASSOCIATION OF DESOTO COUNTY, a
                                          corporation under the laws of the
                                          United States of America


/s/ Patricia G. Hudson                    By: /s/ Rita J. McElroy      (SEAL)
-----------------------------                ----------------------
                                                           SR V.P.
/s/ Kay Hill
-----------------------------


                                     2 of 2
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                               LEGAL DESCRIPTION
           FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF DESOTO COUNTY
            PARCEL 1, A TRACT OF LAND IN BLOCK 4, OF THE UNRECORDED
             PLAT OF SUNSHINE SHOPPING PLAZA, DATED 11 APRIL 1966.

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 31, TOWNSHIP 44 SOUTH, RANGE 27 EAST, LEE COUNTY, FLORIDA; THENCE NORTH 00 DEGREES-52'-08" EAST ALONG THE EAST SECTION LINE A DISTANCE OF 1,618.87 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD; THENCE NORTH 45 DEGREES-11'-33" WEST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD A DISTANCE OF 2,232.01 FEET TO THE POINT OF BEGINNING OF A TRACT OF LAND HEREIN DESCRIBED: THENCE CONTINUING NORTH 45 DEGREES-11'-33" WEST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD A DISTANCE OF 175.00 FEET; THENCE NORTH 44 DEGREES-48'-27" EAST A DISTANCE OF
175.00 FEET, THENCE SOUTH 45 DEGREES-11'-33" EAST A DISTANCE OF 175.00 FEET; THENCE SOUTH 44 DEGREES-48'-27" WEST A DISTANCE OF 175.00 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF HOMESTEAD ROAD AND THE POINT OF BEGINNING. SAID TRACT OF LAND CONTAINING 0.703 ACRES, MORE OR LESS.

JUNE 26, 1979



REVISED
SEPTEMBER 25, 1979